Exhibit 32.2

CFO Certification

I, Glenn A. Etherington, Chief Financial Officer of MetaSolv, Inc. (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the period ending September 30, 2006, filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ Glenn A. Etherington
Name: Glenn A. Etherington, Chief Financial Officer November 9, 2006